Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

In connection with the Annual Report on Form 10-K of Eleven Biotherapeutics, Inc. (the “Company”) for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Abbie C. Celniker
Abbie C. Celniker
President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 6, 2015

/s/ Gregory D. Perry
Gregory D. Perry
Chief Financial and Business Officer
(Principal Financial Officer)

Dated: March 6, 2015